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                                                                    EXHIBIT 23.3
                                                                    ------------

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To BANK ONE CORPORATION:

          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated October 6, 1998, on the supplemental consolidated financial statements of BANK ONE CORPORATION included in the Form 8-K of BANK ONE CORPORATION as of December 31, 1997 and 1996, and for each year in the three-year period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" included in this Registration Statement.


                                                         /s/ Arthur Andersen LLP



Chicago, Illinois,
October 7, 1998